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                                                                   EXHIBIT 10.49

                                    AGREEMENT

         THIS AGREEMENT is among is among COMMERCIAL CONSOLIDATORS CORP., a corporation organized under laws of the Province of Alberta, Canada (hereinafter referred to as the "Company"), having its principal executive offices located at 5255 Yonge Street, Toronto, Ontario M2N 6P4; and SUMMIT TRADING LIMITED, an international business corporation (hereinafter referred to as "Summit") with its principal office at Charlotte House, Charlotte Street, Nassau, Bahamas, as the Financing Agent;

         WHEREAS, as of January 5, 2002, the Company has entered into an agreement (the "Consulting Agreement") with Investor Relations Services, Inc. (the "Consultant") to provide the Company with a variety of investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company; and

         WHEREAS, the Consultant has assigned to Summit all of Consultant's rights to receive the Stock consideration contemplated by the Consulting Agreement; and

         WHEREAS, the Company requires, as a condition to registering shares of its Stock (as that term is defined in the Consulting Agreement), in the name of Summit, that Summit execute and deliver to the Company a copy of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       Relationship Among the Parties.

         Summit acknowledges that it is not an agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit or bind the Company to any action whatsoever. The Company represents that the Summit does not have, through stock ownership or otherwise, the power to control the Company, nor to exercise any dominating influences over its management.

         2.       Investment Representation.

                  (a) The Company represents and warrants that it has made available to Summit all copies of the Company's filings for the prior twelve
(12) months, if any, (the "Disclosure Documents") made under the rules and regulations promulgated under the Act, as amended, or the Exchange Act, as amended. Summit acknowledges that the acquisition of the securities to be issued to Summit involves a high degree of risk. Summit represents that it and its advisors have been afforded the opportunity to discuss the Company with its management. The Company will promptly notify Summit upon the filing or any registration statement or other periodic reporting documents filed pursuant to the Act or the Exchange Act.


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                  (b) Summit represents that neither it nor its officers,
directors, or employees is not subject to any disciplinary action by either the National Association of Securities Dealers or the Securities and Exchange Commission by virtue of any violations of their rules and regulations and that to the best of its knowledge neither is its affiliates nor subcontractors subject to any such disciplinary action.

                  (c) If required by United States law or regulation, Summit will take necessary steps to prepare and file any necessary forms to comply with the transfer of the shares of stock from Company to Summit, including, if required, form 13(d).

                  (d) By its receipt and acceptance hereof, Summit hereby acknowledges: (i) that the Stock is not being registered (A) under the Securities Act of 1933, as amended (the "Act"), in reliance on the exemption from the registration requirements of the Act provided under Section 4(2) of the Act, or (B) under any applicable state securities or "blue sky" laws in reliance on similar exemptions under such laws; and (ii) that the Company's reliance on such exemptions from the registration requirements of the Act and applicable state securities or "blue sky" laws is predicated in part on the representations hereby made to the Company by Summit that it is acquiring the Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same.

                  (e) By its receipt and acceptance hereof, Summit hereby agrees that, so long as the Stock is not covered by an effective registration statement under the Act, it will not sell or transfer all or any part of the Stock unless and until it shall have (i) given notice to the Company describing such sale or transfer, and (ii) furnished to the Company either (A) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by Summit and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (B) an interpretive letter from the Securities Exchange Commission ("SEC") to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

                  (f) The Company may refuse to recognize a transfer of the Stock on its books should a Payee attempt to transfer the Stock otherwise than in compliance with this Section 2.

                  (g) The only record and beneficial owners of more than 10% of the shares of capital stock of Summit is The Weast Family Trust, a Bahamian trust created for the benefit of Charles Arnold and members of his family or other designees, with Private Trust Company (Bahamas), as trustee.


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         3.       Registration of Securities and Liquidated Damages.

                  (a) The Company hereby acknowledges that, to the extent that it is legally permitted to do so under the U.S. Securities laws, time shall be of the essence with respect to removal of the 144 restriction legend from the Stock. Unless there shall be a current registration statement in effect covering shares of such Stock, in the event the legend is not removed thirty (30) days after written demand is made following the expiration of one year from the date of issuance of such Stock, the Company agrees to issue either an additional number of shares equal to ten percent (10%) of the total number of shares of such Stock for each additional thirty (30) day delay in removing any Rule 144 legend, or the cash equivalent of such additional shares. In the event of a delay of less than a full thirty (30) day period, Summit shall be entitled to a pro-rata allocation of additional shares.

                  (b) Summit understands and acknowledges that the shares of common stock are being acquired by Summit for its own account, and not on behalf of any other person, and are being acquired for investment purposes and not for distribution. Summit represents that the common stock will be a suitable investment for Summit, taking into consideration the restrictions on transferability affecting the common stock.

                  (c) The Company will undertake to comply with the various states' securities laws with respect to the registration of the Stock referred to herein. Company undertakes to make available for review and comment, on a timely basis and prior to submission to any regulatory agency, copies of the registration statement.

         4.       Miscellaneous Provisions.

         Section a         Time. Time is of the essence of this Agreement.


         Section b         Presumption. This Agreement or any section thereof
shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

         Section c         Computation of Time. In computing any period of time
pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.


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         Section d         Titles and Captions. All article, section and
paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

         Section e         Pronouns and Plurals. All pronouns and any variations
thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         Section f         Further Action. The parties hereto shall execute and
deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

         Section g         Good Faith, Cooperation and Due Diligence. The
parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

         Section h         Savings Clause. If any provision of this Agreement,
or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         Section i Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

         Section j         Arbitration.

         i. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

         ii. Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

         iii. The situs of the arbitration shall be Volusia County, Florida.


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         iv. In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator.

         Section k         Notices. All notices required or permitted to be
given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

         Section l         Governing law. The Agreement shall be construed by
and enforced in accordance with the laws of the State of Florida.

         Section m         Entire agreement. This Agreement contains the entire
understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

         Section n         Waiver. A delay or failure by any party to exercise a
right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

         Section o         Counterparts. This Agreement may be executed in
duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

         Section p         Successors. The provisions of this Agreement shall be
binding upon all parties, their successors and assigns.

         Section q         Counsel. The parties expressly acknowledge that each
has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement to be effective as of the day and year provided herein.

COMPANY:                                     CONSULTANT:

COMMERCIAL CONSOLIDATORS CORP.               SUMMIT TRADING LIMITED

By:                                          By:
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